UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 17, 2017, Chanticleer Holdings, Inc., a Delaware corporation (the “Company”) filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-ten reverse stock split of the Company’s shares of common stock. Such amendment was previously approved by the Company’s stockholders and board of directors, respectively. This will be effective for trading purposes as of the commencement of trading on Friday, May 19, 2017.

After the reverse stock split, each ten shares of common stock issued and outstanding shall be combined into one share of common stock; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Company shall round shares up to the nearest whole number (after aggregating all fractional shares to be received by a holder). After the reverse stock split, the total number of shares of all classes of stock that the Corporation shall have authority to issue shall remain at 50,000,000, consisting of 45,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value.

With respect to the number of shares reserved for issuance under our 2014 Stock Incentive Plan (the “Plan”), the number of shares of common stock reserved for issuance under the Plan will be proportionately adjusted to the reverse stock split, and the administrator will make such adjustments to awards or to any provisions of the Plan as the administrator deems equitable to prevent dilution or enlargement of awards or as may otherwise be advisable.

In addition, all outstanding options, warrants (including the Company’s publicly traded warrants trading on the NASDAQ Capital Market under the symbol “HOTRW” and the warrants underlying the Company’s Series 1 Preferred Units) and other securities entitling their holders to purchase shares of our common stock will be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, proportionate adjustments will be made to the exercise price per share and the number of shares issuable upon the exercise, entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise immediately preceding the reverse stock split.

The Company’s post-reverse split common stock will have a new CUSIP number, which will be announced at a later date, and the par value will remain $0.0001 per share. Other terms of the common stock are not affected by the reverse stock split.

A copy of the certificate of amendment to the amended and restated certificate of incorporation is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

3.1	Certificate of Amendment of Certificate of Incorporation of Chanticleer Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: May 18, 2017	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer